                                                                    Exhibit 10.2

[Heartsoft Logo]                                  [Animated Picture of Heartsoft
                                                    Inc. Characters]

HEARTSOFT


                               CORPORATE NOTE

February 10, 1998

FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of (Issuer):

                    Dale Hill
                    5056 Westgrove Drive
                    Dallas, Texas  752248

the sum of $100,000 (one hundred thousand dollars), with interest from the date written above until paid; at the rate of ten percent (10%) per annum.

This Note, together with all interest due, is payable in full ninety (90) days from the date written above. At the Maker's sole discretion, this Note and all interest due hereunder may be extended for an additional ninety (90) days causing this Note's due date to be one hundred and eighty days (180) from the date written above, (herein after Maturity).

As consideration and collateral for this Note, Maker hereby grants to Issuer a secured working interest in all funds held in trust by Paul Bain, Attorney at Law. Said funds totaling $400,000 are designated by terms of Heartsoft 1997 Limited Partnerships I, II, and III, to be released in full and unencumbered by Mr. Bain directly to Heartsoft on May 15, 1998. (See Exhibit "A").

As inducement for the purchase of this Note, the undersigned Maker hereby grants to Issuer fifty thousand (50,000) shares of the Maker's restricted common stock to be issued within 14 days of the date of this Note. Further, if Note is extended beyond May 30, 1998, Maker will issue and deliver to Issuer an additional fifty thousand (50,000) shares of the Maker's restricted common stock.

In the event this Note is not paid in full upon Maturity (hereinafter Default), Issuer, at its sole discretion, shall have the option of converting
Note into 200,000 shares of the Maker's restricted common stock.

Maker shall reserve the right to repay the principle of this Note, together with all such accrued interest at the time of prepayment in whole or in part prior to its due date without premium or penalty.

Corporate Note
February 10, 1998


If this Note is placed in an attorney's hands for collection, or collected by a suit or through a bankruptcy, probate, or any other court, either before or after Maturity, then there shall be paid to the holder of this Note, reasonable attorney's fees and all costs and other expenses (including, without limitation, such fees, costs, and expenses of litigation) incurred by said holder in enforcing the terms of this Note.

The Makers, signers, and endorsers of this Note severally waive demand, presentment, notice of dishonor, diligence in collection and notice of protest and agree to all extensions and partial payments before or after maturity, without prejudice to the holder.

This written Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

MAKER:    HEARTSOFT, INC.

By:       /s/ Benjamin P. Shell
          ----------------------------------------
          Benjamin P. Shell
          Chief Executive Officer


ISSUER:   DALE HILL

By:       /s/ Dale Hill
          ----------------------------------------
          Dale Hill